UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2010

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2010, Inhibitex, Inc. (the "Company") entered into an At Market Issuance Sales Agreement (the "Agreement") with McNicoll, Lewis & Vlak LLC ("MLV"), under which the Company, from time to time, may issue and sell through MLV, as agent on behalf of the Company, shares of its common stock, par value $0.001 per share, with an aggregate offering price of up to $20,000,000. The Company has no current plans to sell any shares pursuant to the Agreement, but may decide to do so after the availability of top-line data from either or both of its ongoing clinical trials.

Upon delivery of a placement notice by the Company, if any, MLV may sell the common stock by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Capital Market, on any other existing trading market for the common stock or to or through a market maker. With the Company’s prior consent, MLV may also sell the common stock by any other method permitted by law, including in privately negotiated transactions. The Company will pay MLV a commission equal to 3% of the gross proceeds from the sale of shares of the Company’s common stock. MLV has agreed to reimburse a portion of the Company’s expenses in connection with the offering, which the Company has an obligation to repay in certain circumstances. In addition, the Company granted to MLV in the Agreement customary indemnification rights.

The Agreement will terminate on the two (2) year anniversary of the date of the agreement or earlier upon (1) the sale of all of the common stock subject to the Agreement, or (2) upon termination by the Company or MLV. MLV may also terminate the Agreement in certain circumstances, including the occurrence of a material adverse change that, in MLV’s reasonable judgment, may impair its ability to sell the common stock, the Company’s failure to satisfy any condition under of the Agreement or a suspension or limitation of trading of the Company’s common stock on NASDAQ. In addition, either the Company and MLV may terminate the Agreement at any time and for any reason upon 10 days prior notice to the other party.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.56 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

5.1 Opinion of Dechert LLP

10.56. At Market Issuance Sales Agreement, dated November 23, 2010, by and between Inhibitex, Inc. and McNicoll, Lewis & Vlak LLC.

23.1 Consent of Dechert LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

November 23, 2010	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Dechert, LLP.
10.56	At Market Issuance Sales Agreement, dated November 23, 2010, by and between Inhibitex, Inc. and McNicoll, Lewis & Vlak LLC.